SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

              __________________________________

                            FORM 8-K
              _________________________________


                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                Date of Report:  July 21, 1995
                Date of Event (or earliest event)
                  being reported: July 21, 1995

                     IPALCO ENTERPRISES, INC.
           (Exact name of registrant as specified
                         in its charter)


        Indiana      1-8644    35-1575582
(State or other   (Commission   (IRS Employer
jurisdiction of   File Number)  Identification No.)
incorporation)


    25 Monument Circle, Indianapolis, Indiana  46204
(Address of principal executive offices)  (Zip Code)


              Registrant's telephone number,
              including area code: (317) 261-8261

Item 5.  Other Event

     IPALCO Enterprises, Inc., parent of
Indianapolis Power & Light Company, issued the following press release on July 21, 1995, relating to the rate case settlement agreement:

               Marni Lemons     (317) 261-8219
                   e-mail:       mlemons@ipalco.com
               Investor Contact:
               Jennifer Kent    (317) 261-8259
                   e-mail:         jkent@ipalco.com


               IPALCO Home Page:
               http://www.ipalco.com



- - IPL Reaches Settlement Agreement With Parties In
Its Pending Rate Case -


Indianapolis, July 21, 1995 -- Indianapolis Power &
Light Company (IPL) has reached a Settlement
Agreement with the parties in its pending $88-million retail electric rate case, the Company announced today.

Under terms of the agreement, new rates will be implemented in two steps, and IPL will not seek another increase until after July 1, 1997, at the earliest. IPL had intended to file a petition for another rate increase to coincide approximately with the June, 1996, in-service date of two, pollution-control devices, or scrubbers, at its Petersburg
Generating Station.

The Settlement Agreement must be approved by the Indiana Utility Regulatory Commission (IURC).

The Company last received a rate order in 1986.

The agreement will raise IPL's retail electric rates in two steps:

    $35 million in additional annual revenues on Sept. 1, 1995, following approval of the agreement by the IURC; and

    An additional $25 million on June 30, 1996, conditioned upon certification that the scrubbers under construction at the Petersburg
    Generating Station are in service.

By customer class, the percent rate increase in Step
1 is as follows:

    Residential: 7.6%
    Small Commercial/Industrial: 5.3%
    Large Commercial/Industrial: 4.0%
    Public Lighting: 5.7%


(more)

                     (add one)

In Step 2 all classes of customers will see approximately a 3.8% increase in their monthly bills.

For a residential customer using 1,000 kilowatt hours of electricity a month, the average monthly bill will increase from $60.07 to $64.00 in Step
One. In Step Two an average residential customer will see an additional increase of approximately
$2.50 on a monthly bill.

"IPL is proud that over the years our rates have been some of the lowest in the country. Even with this two-step increase, our customers will continue to receive some of the most reasonably priced electric service in the U.S.," said IPL President
Ray Humke.

IPL also has agreed not to file a request to build any large, base-load generating capacity before Jan.
1, 2000. This provision can be waived in extreme circumstances, such as the unforeseen loss of 250 megawatts or more of IPL's existing base-load capacity.

In addition, the parties agreed to resolve pending litigation involving IPL's Clean Air Act compliance plan.

IPL is the principal subsidiary of IPALCO
Enterprises, Inc., a multi-state energy company providing a variety of energy products and services.
IPL provides electric service to approximately
400,000 residential, commercial and industrial customers in Indianapolis and in portions of other central Indiana counties.

# # #

                       SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 21, 1995

                 IPALCO ENTERPRISES, INC.

                 By/s/ John R. Brehm
                   Name:  John R. Brehm
                   Title:  Vice President and
                           Treasurer